Exhibit 1

SCHEDULE A

Directors and Executive Officers of Kind United Holdings Limited

Name	Business Address	Present Principal Occupation or Employment
Cheng Chung Hing, Ricky	c/o China Metro-Rural Holdings Limited, Suite 2204, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong	Director of China Metro-Rural Limited and Director of China Metro-Rural Exchange Limited; Co-Founder, Co-Chairman and Executive Director of China South City Holdings Limited

Leung Moon Lam	c/o China South City Holdings Limited, Suites 2208-14, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong	Co-Founder, Executive Director and Chief Executive Officer of China South City Holdings Limited

Directors and Executive Officers of Willis Plus Limited

Name	Business Address	Present Principal Occupation or Employment
Cheng Chung Hing, Ricky	c/o China South City Holdings Limited, Suites 2208-14, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong	Director of China Metro-Rural Limited and Director of China Metro-Rural Exchange Limited; Co-Founder, Co-Chairman and Executive Director of China South City Holdings Limited

Leung Moon Lam (resigned as director of Willis Plus on October 30, 2014)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of China Metro-Rural Holdings Limited and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf on 30 OCT 2014.

KIND UNITED HOLDINGS LIMITED

/s/ Cheng Chung Hing, Ricky
Name: Cheng Chung Hing, Ricky
Title: Director

WILLIS PLUS LIMITED

/s/ Cheng Chung Hing, Ricky
Name: Cheng Chung Hing, Ricky
Title: Chairman

CHENG CHUNG HING, RICKY

/s/ Cheng Chung Hing, Ricky

LEUNG MOON LAM

/s/ Leung Moon Lam